PURCHASE AND SALE AGREEMENT

                                     BETWEEN

                             SHELL WESTERN E&P INC.

                                    AS SELLER

                                       and

                    THE MERIDIAN RESOURCE EXPLORATION COMPANY

                                  AS PURCHASER

                         DATED EFFECTIVE OCTOBER 1, 1997

                    GIBSON/HUMPHREYS AND TURTLE BAYOU FIELDS
                           TERREBONE PARISH, LOUISIANA

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                           PURCHASE AND SALE AGREEMENT

                                      INDEX

1. PROPERTY BEING SOLD OR EXCHANGED........................................1

  (a)  LEASE...............................................................1

  (b)  FEE INTERESTS.......................................................2

  (c)  RIGHTS IN PRODUCTION................................................2

  (d)  RIGHTS; WORKING INTERESTS...........................................2

  (e)  EASEMENTS...........................................................2

  (f)  PERMITS.............................................................2

  (g)  WELLS...............................................................2

  (h)  FACILITIES..........................................................3

  (i)  EQUIPMENT...........................................................3

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  (j)  CONTRACTS...........................................................3

  (k)  EXCLUSIONS..........................................................3

2. SALE OR EXCHANGE........................................................4

3. PURCHASE PRICE..........................................................4

4. CLOSING.................................................................4

5. EXCHANGE ELECTION.......................................................4

  (a)  PAYMENT.............................................................5

  (b)  CONVEYANCE..........................................................5

  (c)  NON-FOREIGN AFFIDAVITS..............................................5

  (d)  SEISMIC LICENSE.....................................................5

6. SALE ELECTION...........................................................5

  (a)  PAYMENT.............................................................5

  (b)  CONVEYANCE..........................................................5

  (c)  NON-FOREIGN AFFIDAVITS..............................................6

  (d)  SEISMIC LICENSE.....................................................6

7. FURTHER ASSURANCES......................................................6

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8. CONVEYANCE EFFECTIVE DATE...............................................6

9. ACCESS  BASELINE STUDY..................................................6

  (a)  ACCESS TO PROPERTY..................................................6

  (b)  BASELINE STUDY......................................................7

10. DISCLAIMERS/ACKNOWLEDGMENTS............................................7

  (a)  NO WARRANTY, EXPRESS OR IMPLIED.....................................7

  (b)  ACKNOWLEDGMENTS OF PURCHASER........................................7

11. INDEPENDENT EVALUATION.................................................9

12. CONSENTS; PREFERENTIAL RIGHTS.........................................10

13. TITLE.................................................................12

  (a)  TITLE EXAMINATION..................................................12

  (b)  PERSONAL PROPERTY INVENTORY LIST...................................12

14. REPRESENTATIONS BY SELLER.............................................13

  (a)  DUE ORGANIZATION...................................................13

  (b)  CORPORATE POWER....................................................13

  (c)  DULY EXECUTED......................................................13

  (d)  NO LITIGATION......................................................13

15. REPRESENTATIONS OF PURCHASER..........................................14

  (a)  DUE ORGANIZATION...................................................14

  (b)  CORPORATE POWER....................................................14

  (c)  DULY EXECUTED......................................................14

  (d)  NO LITIGATION......................................................14

  (e)  SECURITIES LAWS....................................................15

16. SELLER'S CONDITIONS...................................................15

  (a) REPRESENTATIONS TRUE................................................15

  (b)  NO PENDING SUITS...................................................15

  (c)  NO ACT OF TERMINATION..............................................16

  (d)  MERGER CLOSING.....................................................16

17. PURCHASER'S CONDITIONS................................................16

  (a)  REPRESENTATIONS TRUE...............................................16

  (b)  NO PENDING SUITS...................................................16

  (c)  NO ACT OF TERMINATION..............................................16

  (d)  MERGER CLOSING.....................................................16

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8. OPERATIONS AND PRODUCTION AFTER THE EFFECTIVE DATE.....................17

  (a)  OPERATIONS BETWEEN THE EFFECTIVE DATE AND CLOSING..................17

  (b)  EXPENSES...........................................................18

  (c)  ALLOCATION OF PRODUCTION AND PROCEEDS..............................19

  (d)  INTERIM ACCOUNTING, PAYMENT AND COLLECTION SERVICES................19

  (e)  POST CLOSING SETTLEMENT............................................20

  (f)  AUDIT..............................................................20

  (g)  NO APPLICATION TO INCOME TAXES.....................................20

19. TAXES, COSTS AND FEES.................................................20

  (a)  TAXES..............................................................20

  (b)  NO BROKERS.........................................................21

20. OPERATIONS BY PURCHASER...............................................21

  (a)  COMPLIANCE WITH LAWS...............................................21

  (b)  ASSUMPTION OF OBLIGATIONS..........................................22

21. INDEMNIFICATION.......................................................23

  (a)  GENERAL INDEMNITY BY PURCHASER.....................................23

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  (b)  ENVIRONMENTAL INDEMNITY BY PURCHASER...............................24

  (c)  GENERAL INDEMNITY BY SELLER........................................25

  (d)  ENVIRONMENTAL INDEMNITY BY SELLER..................................26

  (e)  LIMITATIONS........................................................27

  (f)  DEFINITIONS........................................................28

  (g)  INDEMNIFIED PARTY'S PARTICIPATION..................................33

22. EXISTING CONTRACTS/IMBALANCES.........................................33

  (a)  ASSUMPTION OF CONTRACTS............................................34

  (b)  GAS IMBALANCES.....................................................34

23. NOTICES...............................................................34

24. PARTIES IN INTEREST...................................................35

25. COMPLETE AGREEMENT....................................................36

26. APPLICABLE LAW........................................................36

27. MISCELLANEOUS PROVISIONS..............................................36

  (a)  CAPTIONS...........................................................36

  (b)  PARTIAL INVALIDITY.................................................36

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  (c)  MODIFICATION.......................................................37

  (d)  ASSIGNMENT.........................................................37

  (e)  COUNTERPARTS.......................................................37

  (f)  EXPENSES...........................................................37

  (g)  SIGNS..............................................................37

  (h)  PRESS RELEASES.....................................................37

  (i)  RECORDING..........................................................38

  (j)  SURVIVAL...........................................................38

  (k)  EXHIBITS AND SCHEDULES.............................................38

  (l)  TIME OF ESSENCE....................................................38

  (m)  NO PARTNERSHIP.....................................................39

  (n)  FILE TRANSFERS.....................................................39

  (o)  ARBITRATION........................................................40

  (p)  DTPA WAIVER........................................................42

  (q)  NO PUNITIVE DAMAGES................................................43

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                           PURCHASE AND SALE AGREEMENT

      SHELL WESTERN E&P INC., a Delaware corporation, herein referred to as "SELLER," and THE MERIDIAN RESOURCE EXPLORATION COMPANY, a Texas corporation, herein referred to as "PURCHASER" enter into this Purchase and Sale Agreement, herein called the "AGREEMENT", in consideration of SELLER's agreement to sell and PURCHASER's agreement to buy property described in this AGREEMENT, all pursuant to the terms and conditions of this AGREEMENT. SELLER and PURCHASER may also be referred to herein individually as a "Party" or, collectively, as the "Parties."

      1. PROPERTY BEING SOLD OR EXCHANGED. Subject to the terms and conditions set forth hereinafter, SELLER agrees to convey to PURCHASER, without warranty of title or assignability, the PROPERTY (as defined below) and PURCHASER agrees to accept the PROPERTY, and tender consideration therefor, in the manner and of the type and amount as hereinafter required. For purposes of this AGREEMENT, PROPERTY shall mean all of SELLER's right, title and interest in and to (i) the property and property interests described in EXHIBIT "A" hereto and (ii) all property and property interests listed in subsections (a) through (j) of this section 1, to the extent such property or property interests are a part of, grant rights in, or with respect to, or are located on the property and property interests described in EXHIBIT "A"; but excluding the property in subsection
(k).

            (a) LEASES. Leasehold interests in oil, gas or other minerals, including working interests, carried working interests, rights of assignment and reassignment, and other interests under or in oil, gas or mineral leases, and interests in rights to explore for and produce oil, gas and other minerals.

            (b) FEE INTERESTS. Fee interests to the surface and in oil, gas or other minerals, including rights under mineral deeds, conveyances or assignments.

            (c) RIGHTS IN PRODUCTION. Royalties, overriding royalties, production payments, net profits interests, rights to take royalties in kind, or other interests in production of oil, gas or other minerals.

            (d) RIGHTS; WORKING INTERESTS. Rights and interests in or derived from unit agreements, orders, declarations or decisions of state and federal regulatory authorities establishing units, joint operating agreements, enhanced recovery and injection agreements, farmout agreements and farmin agreements, options, drilling agreements, exploration agreements, assignments of operating rights, working interests, and subleases, except those contracts or agreements described in subsection
      (k) below.

            (e) EASEMENTS. To the extent transferable, rights-of-way, surface, subsurface or ground leases, easements, servitudes and franchises located on or granting rights to the property or property interests described in EXHIBIT "A" hereto and acquired or used in connection with operations for the exploration, production, processing and transportation of oil, gas or other minerals with respect to the properties and interests described in subsections (a)-(d) above.

            (f) PERMITS. To the extent transferable, permits and licenses of any nature owned, held or operated in connection with operations for the exploration, production, processing and transportation of oil, gas or other minerals.

            (g) WELLS. Producing, non-producing, shut-in and abandoned oil and gas wells, salt water disposal wells, injection wells and water wells located on the property or property interests described in EXHIBIT "A" hereto and used in connection with the properties or interests described in subsections (a)-(f) above.
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            (h) FACILITIES. All facilities, buildings, improvements, fixtures, gathering lines, flow lines, injection lines and pipelines and appurtenances located on the real property and on lands included in, or which are subservient to, the property and property interests described on EXHIBIT "A".

            (i) EQUIPMENT. All surface and down-hole equipment, fixtures, machinery, inventory and personal property located on the property and property interests described in EXHIBIT "A" hereto, and used in connection with the properties or interests described in subsections (a)-(h) above.

            (j) CONTRACTS. To the extent transferable, all contracts and agreements to which the property described in subsections (a) - (i) above is subject, except those contracts or agreements described in subsection
      (k) below.

            (k) EXCLUSIONS. The PROPERTY shall not include any rights-of-way, surface or ground leases, easements, franchises, permits, licenses, or other contracts or agreements which by their own terms are not transferable, Proprietary Data (as defined in subsection 27(n), rental equipment, any licensed software, and store stock left on consignment and belonging to third parties and without limiting the generality of the foregoing, those items of personal property, inventory or other property or property interests specifically listed on SCHEDULE "1(k)" hereto. SELLER shall, to the extent possible, transfer to PURCHASER the beneficial interest of any right-of-way, surface or ground lease, easement, franchise, permit, license, or other contract or agreement which by its own terms is not transferable upon written notice from PURCHASER that such non-transferable interest is necessary for the continued operation of the PROPERTY in the manner operated as of the Effective Date.

      2. SALE OR EXCHANGE. SELLER will elect to effect all or part of the required conveyances under this AGREEMENT through either a sale of the PROPERTY to PURCHASER for cash or through an exchange of all or part of the PROPERTY with a Qualified Intermediary pursuant to the like-kind exchange provisions of section 1031 of the Internal Revenue Code of 1986, as amended, and
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the regulations promulgated thereunder. The term "Qualified Intermediary" shall have the same meaning as prescribed in Treasury Regulations ss. 1.1031(k)-1(g)(4). On or before Closing, SELLER shall provide PURCHASER written notice of such election, the choice being within the sole discretion of SELLER.

      3. PURCHASE PRICE. As consideration for the PROPERTY, PURCHASER shall pay to SELLER, or deliver to SELLER's nominees, at Closing, the sum of $44,248,396.00 (the "Purchase Price")

      4. CLOSING.

      Closing shall occur on the Closing Date under the Agreement and Plan of Merger by and among The Meridian Resource Corporation, LOPI Acquisition Corp, Shell Louisiana Onshore Properties Inc. and Louisiana Onshore Properties Inc. dated March 27, 1998 (the "Merger Agreement") (the "Closing Date"), at a time and place to be designated by SELLER. "Closing" shall mean the consummation of the sale or exchange by transfer of SELLER's ownership in the PROPERTY, deposit or payment of the Purchase Price, and transfer of the operation and possession of the PROPERTY.

      5. EXCHANGE ELECTION. If on or before the Closing Date SELLER has notified PURCHASER of its election to effect an exchange of the PROPERTY or portions of the PROPERTY for properties of a like-kind pursuant to section 1031 of the Internal Revenue Code of 1986, as amended, then at Closing:

            (a) PAYMENT. PURCHASER shall make payment by wire transfer to accounts designated by SELLER in an aggregate amount equal to the Purchase Price, On or before Closing, SELLER will notify PURCHASER of the amounts to be deposited in each designated account.

            (b) CONVEYANCE. SELLER will convey the PROPERTY to PURCHASER by executing and delivering (i) an Assignment and Conveyance and (ii) a Personal Property Agreement and Bill of Sale, in substantially the form attached hereto as EXHIBITS "B" and "C" respectively.

            (c) NON-FOREIGN AFFIDAVIT. SELLER shall execute and deliver to PURCHASER, a Non-foreign Affidavit in substantially the form attached hereto as EXHIBIT "D".

            (d) SEISMIC LICENSE. PURCHASER and SELLER shall execute and deliver a seismic license granting PURCHASER the nonexclusive right to use SELLER's proprietary seismic data for the Turtle Bayou field.

      6. SALE ELECTION. If on or before Closing SELLER has notified PURCHASER of its election to sell the PROPERTY:

            (a) PAYMENT. PURCHASER shall make payment of the Purchase Price, by wire transfer to an account or accounts to be designated by SELLER.

            (b) CONVEYANCE. SELLER will convey the PROPERTY to PURCHASER by executing and delivering (i) an Assignment and Conveyance and (ii) a Personal Property Agreement and Bill of Sale in substantially the forms attached hereto as EXHIBITS "B" and "C," respectively.

            (c) NON-FOREIGN AFFIDAVIT. SELLER shall execute and deliver to PURCHASER a Non-foreign Affidavit in substantially the form attached hereto as EXHIBIT "D".

            (d) SEISMIC LICENSE. PURCHASER and SELLER shall execute and deliver a seismic license granting PURCHASER the nonexclusive right to use SELLER's proprietary seismic data for the Turtle Bayou field.

      7. FURTHER ASSURANCES. SELLER and PURCHASER each agree to execute and deliver to the other Party all division orders, transfer orders and all other documents necessary to fully vest in PURCHASER the rights, obligations and benefits acquired pursuant to this AGREEMENT.

      8. CONVEYANCE EFFECTIVE DATE. The conveyance from SELLER to PURCHASER shall be effective as of October 1, 1997, at 7:00 a.m. local time where the PROPERTY is located, herein called the "Effective Date."

      9. ACCESS BASELINE STUDY.

            (A) ACCESS TO PROPERTY. Upon reasonable notice, SELLER shall afford PURCHASER and its representatives during normal business hours throughout the period prior to Closing reasonable access to the PROPERTY to make certain site visits and physical investigations. Such visits and investigations shall be governed by and conducted in accordance with the Agreement for Indemnification and Responsibility for Damages to the Subject Properties in connection with Site Visits dated January 19, 1998, by and between SELLER and The Meridian Resource Corporation.

            (B) BASELINE STUDY. PURCHASER and SELLER hereby agree that the Phase I environmental assessment report of the PROPERTY prepared by SELLER and delivered to PURCHASER, limited to the assessments made and the scope of the report, shall establish the true and correct condition of the PROPERTY as of the Effective Date and such assessment report shall be used as the only environmental, safety or other baseline study in the event a dispute arises after Closing concerning the condition of the PROPERTY.

      10. DISCLAIMERS/ACKNOWLEDGMENTS.

      (a) NO WARRANTY, EXPRESS OR IMPLIED. CONVEYANCE OF THE PROPERTY SHALL BE WITHOUT WARRANTY WHATSOEVER, EXPRESS, STATUTORY, OR IMPLIED AS TO TITLE, DESCRIPTION, PHYSICAL CONDITION OF THE PROPERTY (INCLUDING, WITHOUT LIMITATION, THE ENVIRONMENTAL CONDITION OF THE PROPERTY) QUALITY, VALUE, FITNESS FOR PURPOSE, MERCHANTABILITY, OR OTHERWISE. PURCHASER shall satisfy itself, prior to the Closing, as to the type, condition, quality and extent of the property and property interests which comprise the PROPERTY it is receiving pursuant to this AGREEMENT and under this sale or exchange. PURCHASER shall have the right of full substitution and subrogation to any and all rights and actions of which SELLER has or may have against any and all preceding owners or vendors of the PROPERTY other than Affiliates of SELLER.

      (b) ACKNOWLEDGMENTS OF PURCHASER. PURCHASER hereby acknowledges and agrees that: (i) PURCHASER has been given the opportunity to adequately inspect the PROPERTY for all purposes prior to the execution of this AGREEMENT, (ii) PURCHASER is aware that the PROPERTY has been used for the exploration, development, production, treating and transporting of oil, gas and other hydrocarbon products and that physical changes may have occurred as a result of such use and that SELLER has disclosed, and PURCHASER is further aware, that there exists the possibility that there could exist on the PROPERTY as a result of such use or uses one or more detrimental environmental conditions, or that there could have occurred from such use or uses one or more releases of hazardous substances (as defined in CERCLA or RCRA) or releases of Chemical Substances (as defined in subsection 21(f)(3) below) into, or other pollution or contamination of or into, the ambient air, surface water, ground water, or land surface and subsurface strata of any real property included in the PROPERTY and of contiguous, or a series of contiguous, real properties not associated with the PROPERTY; (iii) PURCHASER has entered into this AGREEMENT on the basis of its own investigation of the physical condition of the PROPERTY and the land related thereto (including the environmental condition of the PROPERTY); (iv) PURCHASER WITH FULL KNOWLEDGE OF THE FOREGOING AND AFTER CONDUCTING THE ABOVE DESCRIBED INVESTIGATION AND EVALUATION IS ACQUIRING THE PROPERTY ON A "WHERE IS" AND "AS IS" BASIS; AND, EXCEPT WITH RESPECT TO SELLER'S INDEMNIFICATION OBLIGATIONS SPECIFIED IN SUBSECTIONS 21(C) AND (D)

BELOW, PURCHASER, BY ACQUIRING THE PROPERTY ON A "WHERE IS" AND "AS IS" BASIS WAIVES ANY OTHER CLAIMS OR RIGHTS OF INDEMNIFICATION, CONTRIBUTION OR RECOURSE IT MAY HAVE AGAINST OR FROM SELLER WITH RESPECT TO THE CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE ENVIRONMENTAL CONDITION OF THE PROPERTY AND DAMAGE TO NATURAL RESOURCES ASSOCIATED WITH THE PROPERTY (INCLUDING ANY LIABILITY UNDER CERCLA OR OTHER ENVIRONMENTAL LAWS), WHETHER CONTRACT, TORT OR STATUTORY IN NATURE, REGARDLESS OF THE NEGLIGENCE, FAULT OR STRICT (STATUTORY) LIABILITY OF SELLER; (V) PURCHASER SHALL FURTHER ACKNOWLEDGE THAT IT HAS HAD THE FULL OPPORTUNITY TO REVIEW AND IS AWARE OF THE MATTERS WITH RESPECT TO THE PROPERTY WHICH ARE IDENTIFIED IN THE LIMITED PHASE I ENVIRONMENTAL SITE ASSESSMENT AND LIMITED NORM SURVEY FOR THE GIBSON FIELD, TERREBONNE PARISH, LOUISIANA, DATED MAY 14, 1997, PREPARED BY R. M. "BO" DOUGLAS AND THE LIMITED PHASE I ENVIRONMENTAL SITE ASSESSMENT AND LIMITED NORM SURVEY FOR THE TURTLE BAYOU FIELD, TERREBONNE PARISH, LOUISIANA, DATED JULY 3, 1997, PREPARED BY R. M. "BO" DOUGLAS (REFERRED TO HEREIN COLLECTIVELY AS THE "PHASE I ASSESSMENTS") WHICH PURCHASER HAS RECEIVED AND REVIEWED; AND (VI) WITH RESPECT TO THOSE MATTERS SET FORTH ON THE PHASE I ASSESSMENTS, PURCHASER ASSUMES ALL LIABILITY WITH RESPECT THERETO WHETHER CONTRACT, TORT OR STATUTORY IN NATURE, REGARDLESS OF THE NEGLIGENCE, FAULT OR STRICT (STATUTORY) LIABILITY OF SELLER.

      11. INDEPENDENT EVALUATION. PURCHASER has made an independent evaluation of the PROPERTY and acknowledges that SELLER has made no statements or representations concerning the present or future value of the anticipated income, costs, or profits, if any, to be derived from the PROPERTY, the physical condition of the PROPERTY, the quantity and quality of any oil and gas or other minerals that may be produced from the PROPERTY, or any other matter with respect to the PROPERTY and THAT SELLER DOES NOT IMPLICITLY OR EXPRESSLY WARRANT DESCRIPTION, TITLE, VALUE, QUALITY, PHYSICAL CONDITION OF THE PROPERTY (INCLUDING, WITHOUT LIMITATION, THE ENVIRONMENTAL CONDITION OF THE PROPERTY), MERCHANTABILITY, OR FITNESS FOR PURPOSE OF ANY OF THE PROPERTIES OR THE WELLS, EQUIPMENT, PIPELINES, FACILITIES, OR OTHER PROPERTY LOCATED THEREON OR USED IN CONNECTION THEREWITH. PURCHASER further acknowledges that, in entering into this AGREEMENT, it has relied solely upon its independent examination of the PROPERTY and public records relating to the PROPERTY and its independent estimates, computations, evaluations, reports and studies based thereon and has not relied on any representation or statement made by SELLER. SELLER MAKES NO WARRANTY OR REPRESENTATION AS TO THE ACCURACY, COMPLETENESS OR CORRECTNESS OF ANY INFORMATION FURNISHED TO PURCHASER. ANY RELIANCE PURCHASER MAKES ON SUCH INFORMATION IS AT PURCHASER'S SOLE RISK AND SELLER SHALL HAVE NO LIABILITY WHATSOEVER TO PURCHASER IN CONNECTION THEREWITH.

      12. CONSENTS; PREFERENTIAL RIGHTS. In the event any of the interests to be conveyed or transferred to PURCHASER as part of the PROPERTY (i) are burdened with a preferential right in a Third Party to purchase such interest or (ii) require the consent of a Third Party to assign

SELLER's interest, then the conveyance or transfer of the interest subject to such preference or consent shall be conditioned upon SELLER's obtaining the necessary waiver or consent and this AGREEMENT shall not constitute an assignment or attempted assignment thereof without such consent or waiver. Provided, however, if such requirement for Third Party consent is subject to an express or implied provision to the effect that such consent may not be unreasonably withheld and SELLER, in its sole discretion, determines that such consent is being unreasonably withheld, SELLER may, at its risk, assign such interest to PURCHASER. Except for any liability of SELLER to a Third Party with respect to an assignment pursuant to the preceding sentence, SELLER shall not be liable to PURCHASER by reason of any inability or failure to obtain any such waiver of preferential rights or consent to assignment. PURCHASER shall, at the request of SELLER, nominate a value to each interest burdened by a preferential right to purchase, and if such value is agreeable to SELLER, it shall become the price to such Third Party. If SELLER is unable to obtain a required waiver or consent, or if a preferential right to purchase is exercised or if SELLER determines that such consent has been unreasonably withheld but elects not to assign the interest, then such interest shall be excluded from the PROPERTY and the Purchase Price shall be reduced by the amount, agreed upon by SELLER and PURCHASER, as described in the preceding sentence, to account for such interest unless: (i) PURCHASER AGREES TO ACCEPT THE INTEREST "AS IS", AND RELEASES SELLER FROM ALL CLAIMS RELATED THERETO, or (ii) SELLER agrees to indemnify PURCHASER against all losses, costs, expenses and liabilities with respect to such failure to obtain consent to assign. If no agreed upon reduction in Purchase Price has been reached and no agreement can otherwise be reached as to the disposition of an interest for which consent to assign has not been obtained, then either Party may give written notice to the other Party to terminate this AGREEMENT and upon the giving of such notice, neither Party shall have any further rights or obligations hereunder, except for PURCHASER's obligations and SELLER's rights under the Confidentiality Agreement dated August 21, 1997. Notwithstanding the above, it is understood and agreed that the prior termination or lapse of or a requirement that any license, permit, right-of-way, pipeline franchise or easement affecting any interests in or other portions of the PROPERTY is non-transferable, must be renegotiated or is subject to consent upon a transfer of ownership shall not entitle the PURCHASER to any remedy under this AGREEMENT.

      13. TITLE.

            (a) TITLE EXAMINATION. PURCHASER assumes the risk of description and title to the PROPERTY and agrees to satisfy itself with respect thereto. PURCHASER acknowledges and agrees that SELLER MAKES NO WARRANTY OF TITLE WITH RESPECT TO THE PROPERTY OR ANY PORTION THEREOF, AND NONE SHALL BE IMPLIED. Pursuant to the Process Description attached to SELLER's Bid Solicitation Letter of September 4, 1997, SELLER has made available to PURCHASER for examination by PURCHASER such title information and abstract coverage as may have been available in SELLER's land and contract files located in Houston, Texas. SELLER MAKES NO WARRANTY OR REPRESENTATION AS TO THE ACCURACY, COMPLETENESS OR CORRECTNESS OF ANY TITLE INFORMATION OR OPINIONS FURNISHED TO PURCHASER. ANY RELIANCE PURCHASER MAKES ON SUCH INFORMATION IS AT PURCHASER'S SOLE RISK AND SELLER SHALL HAVE NO LIABILITY WHATSOEVER TO PURCHASER IN CONNECTION THEREWITH.

            (b) PERSONAL PROPERTY INVENTORY LIST. If PURCHASER prepares an inventory list of the personal property being conveyed or transferred hereunder, such inventory list, if approved by SELLER, shall be controlling with respect to the personal property listed therein and shall be attached to any Bill of Sale or other document of conveyance utilized to transfer the personal property from SELLER to PURCHASER under this AGREEMENT. If PURCHASER does not prepare such an inventory list, then the Bill of Sale or other document of conveyance will omit an inventory list and recite generally the sale, transfer and conveyance of all of SELLER's right, title and interest in all specified categories of personal property located on or associated with the real property and lands subject to the interests in real property included in the PROPERTY.

      14. REPRESENTATIONS BY SELLER. SELLER represents to PURCHASER, each of which representations shall survive Closing, that as of the date of this

AGREEMENT and as of Closing:

            (a) DUE ORGANIZATION. SELLER is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware.

            (b) CORPORATE POWER. SELLER has all requisite corporate power and authority to carry on its business as presently conducted, to enter into this AGREEMENT, and to perform its obligations under this AGREEMENT. The consummation of the transactions contemplated by this AGREEMENT will not violate, nor be in conflict with, (i) any provision of its charter or bylaws or (ii) any agreement or instrument to which it is a party or is bound (except for preferential rights to purchase and required Third Party consents to assignment, if any).

            (c) DULY EXECUTED. This AGREEMENT has been duly executed and delivered on behalf of SELLER, and at Closing, all documents and instruments required hereunder to be executed and delivered by it shall have been duly executed and delivered.

            (d) NO LITIGATION. There are no pending or, to the best of SELLER's knowledge, threatened claims, lawsuits, administrative proceedings, or governmental investigations or inquiries involving SELLER's right to consummate the sale contemplated hereunder except those claims, lawsuits, administrative proceedings, and governmental investigations and inquiries that SELLER has disclosed to PURCHASER in writing prior to Closing.

      15. REPRESENTATIONS OF PURCHASER . PURCHASER represents to SELLER, each of which representations shall survive Closing, that as of the date of this AGREEMENT and as of Closing:

            (a) DUE ORGANIZATION. PURCHASER is a corporation duly organized, validly existing, and in good standing under the laws of the state of Texas and is duly qualified to do business in the State of Louisiana and has satisfied all state bonding requirements, if any.

            (b) CORPORATE POWER. PURCHASER has all requisite corporate power and authority to carry on its business as presently conducted, to enter into this AGREEMENT, to purchase or exchange the PROPERTY on the terms described in this AGREEMENT and to perform its other obligations under this AGREEMENT. The consummation of the transactions contemplated by this AGREEMENT will not violate, nor be in conflict with, (i) any provision of its charter or bylaws or
(ii) any agreement or instrument to which it is a party or is bound.

            (c) DULY EXECUTED. This AGREEMENT has been duly executed and delivered on behalf of PURCHASER, and at Closing, all documents and instruments required hereunder to be executed and delivered by it shall have been duly executed and delivered and the transactions contemplated hereby shall have been duly and validly authorized by all requisite corporate action.

            (d) NO LITIGATION. There are no pending or, to the best of PURCHASER's knowledge, threatened claims, lawsuits, administrative proceedings, or governmental investigations or inquiries involving PURCHASER's right to consummate the sale contemplated hereunder except those claims, lawsuits, administrative proceedings, and governmental investigations and inquiries that PURCHASER has disclosed to SELLER in writing prior to Closing.

            (e) SECURITIES LAWS. PURCHASER acknowledges that the solicitation of an offer for, and the sale of the PROPERTY by SELLER have not been registered under any securities laws.

PURCHASER intends to acquire the PROPERTY for its own benefit and account and is not acquiring the PROPERTY with the intent of distributing fractional undivided interests in the PROPERTY or otherwise selling the PROPERTY in a manner that would be subject to regulation by federal or state securities laws. If PURCHASER sells, transfers, or otherwise disposes of the PROPERTY or fractional undivided interests therein in the future, it will do so in compliance with applicable federal and state laws. PURCHASER represents that at no time has it been presented with or solicited by or through any public promotion or other form of advertising in connection with this transaction.

      16. SELLER'S CONDITIONS. The obligations of SELLER to be performed at Closing are subject to the satisfaction at or prior to Closing of the following conditions, any of which may be waived
by SELLER:

            (a) REPRESENTATIONS TRUE. All representations of PURCHASER contained in this AGREEMENT shall be true in all material respects at and as of Closing as if such representations were made at and as of Closing, and PURCHASER shall have performed and satisfied in all material respects all obligations required by this AGREEMENT to be performed and satisfied by it at or prior to Closing.

            (b) NO PENDING SUITS. No suit or other proceeding shall be pending or threatened before any court or governmental agency seeking to restrain, prohibit or declare illegal, or seeking substantial damages in connection with, the contemplated purchase or exchange.

            (c) NO ACT OF TERMINATION. SELLER shall not have exercised any rights it may have hereunder to terminate this AGREEMENT.

            (d) MERGER CLOSING. Closing shall have occurred under the Merger Agreement.

      17. PURCHASER'S CONDITIONS. The obligations of PURCHASER to be performed at Closing are subject to the satisfaction at or prior to Closing of the following conditions, any of which may be waived by PURCHASER:

            (a) REPRESENTATIONS TRUE. All representations of SELLER contained in this AGREEMENT shall be true in all material respects at and as of Closing as if such representations were made at and as of Closing, and SELLER shall have performed and satisfied in all material respects all agreements required by this AGREEMENT to be performed and satisfied by it at or prior to the Closing.

            (b) NO PENDING SUITS. No suit or other proceeding shall be pending or threatened before any court or governmental agency seeking to restrain, prohibit or declare illegal, or seeking substantial damages in connection with, the contemplated purchase.

            (c) NO ACT OF TERMINATION. PURCHASER shall not have exercised any rights it may have hereunder to terminate this AGREEMENT.

            (d) MERGER CLOSING. Closing shall have occurred under the Merger Agreement.

      18. OPERATIONS AND PRODUCTION AFTER THE EFFECTIVE DATE.

      (a) OPERATIONS BETWEEN THE EFFECTIVE DATE AND CLOSING. As Closing will occur subsequent to the Effective Date, SELLER will continue to operate the PROPERTY, or cause the PROPERTY to be operated, at PURCHASER's sole risk and for the account of PURCHASER, until Closing in the usual, regular and ordinary course in substantially the same manner as heretofore conducted. In no event shall SELLER have any liability to PURCHASER for losses sustained or liabilities incurred in the conduct of such activities except such as may result from SELLER's gross negligence or willful misconduct. Upon Closing, PURCHASER shall assume the risk of any change in the condition of the PROPERTY from the Effective Date to the Closing Date, except to the extent any change in the condition is attributable to the gross negligence or willful misconduct of SELLER. Any casualty loss on or after the Effective Date shall be for the account of PURCHASER. SELLER shall not take or commit to any material actions or transactions that are not in the usual, regular and ordinary course of business with respect to the PROPERTY, except with the prior written consent of

PURCHASER. SELLER shall consult with PURCHASER prior to electing to participate or not to participate in any well, lease, or properties; and prior to electing not to participate in any well, lease or properties shall give PURCHASER reasonable opportunity to advise SELLER that PURCHASER wants SELLER to elect to participate on behalf of PURCHASER on the same terms as SELLER would have participated. If Closing is not consummated, (i) SELLER shall assign its working interests in any such well, lease or properties to PURCHASER, (ii) PURCHASER shall reimburse SELLER for any costs associated with the participation by SELLER, and (iii) PURCHASER shall receive all the benefits and bear all the detriments of any such participation, less any benefits that otherwise would be earned by a non-consenting party in the form of an overriding royalty or similar interest.

            (b) EXPENSES. Subject to the provisions of section 21, SELLER shall be responsible for payment of all Expenses (as defined below) related to the PROPERTY prior to the Effective Date. PURCHASER shall be responsible for the payment of all Expenses related to the PROPERTY after the Effective Date, and for the cost and expenses resulting from the assumption of the obligations and implied covenants as specified in section 20(b) incurred or accrued from and after the Effective Date and for payments made by SELLER prior to the Effective Date to the extent recouped or recoupable from production after the Effective Date. "Expenses" as used in this section shall mean any expenses incurred or accrued in connection with the operation, use, protection, maintenance or ownership of the PROPERTY including, without limitation, expenses for or related to all lease rentals, shut-in royalties, minimum royalties, payments in lieu of production, production royalties (including royalties paid in kind), overriding royalties, production payments, net profits payments, contractual payments, operating costs, overhead charges as specified below, expenses, fees, vendor and contractor invoices, billings, taxes, charges (including, without limitation, any charges for overhead provided for in any operating agreements related to the PROPERTY at the rates specified in such agreements), rental payments, franchise fees, permits and license fees, assessments and other indebtedness and obligations due, payable, incurred, accrued or attributable to the ownership, operation, use, protection or maintenance of or otherwise relating to or associated with the PROPERTY.

            The applicable overhead charge shall be $1.64 per barrel of oil equivalent produced from the PROPERTY. Any reports or information provided to PURCHASER at PURCHASER's request, which are not routinely generated by SELLER, shall be billed to PURCHASER at SELLER's actual cost.

            (c) ALLOCATION OF PRODUCTION AND PROCEEDS. All production from oil and/or gas wells, and all proceeds from the sale thereof, including, without limitation, proceeds from any imbalance and oil in storage above the pipeline connection, and take-or-pay collections/rights and accounts receivable attributable to production prior to the Effective Date and all other monetary payments (including, without limitation, proceeds from the sale of mineral production, credits, tax refunds, insurance proceeds, salvage payments and reimbursement of joint operating costs and expenses) attributable to the ownership, use or operation of the PROPERTY prior to the Effective Date shall be the property of SELLER. All such above described production proceeds, and other monetary payments attributable to production on and after the Effective Date shall be the property of PURCHASER.

            (d) INTERIM ACCOUNTING, PAYMENT AND COLLECTION SERVICES. From and after the Effective Date until Closing, SELLER shall, for the account of and at cost set forth in the last paragraph of subsection 18(b), provide all necessary and appropriate financial accounting services for the PROPERTY and all related operations and administration of the PROPERTY in the same manner and to the same extent provided by SELLER prior to the Effective Date, taking into account and acting consistent with the provisions of subsections 18(b) and 18(c) above. SELLER shall, for the account of and at the cost set forth in the last paragraph of subsection 18(b), pay all Expenses (as provided in subsection 18(b)) which are the obligation of PURCHASER and collect all proceeds and other monetary payments which are allocated to PURCHASER (as provided in subsection 18(c)).

            (e) POST CLOSING SETTLEMENT. Within sixty (60) business days after Closing, SELLER and PURCHASER shall make a final post-Closing settlement to account for all production proceeds and other monetary payments collected for PURCHASER's account by SELLER and all Expenses, other costs and expenses and taxes paid for PURCHASER's account by SELLER pursuant to this section 18 and the True-Up Accounting Procedures and Principles attached as Schedule III to the Merger Agreement.. In addition, SELLER and PURCHASER shall account for and settle any payments made by SELLER prior to the Effective Date which are recouped or recoupable from production after the Effective Date. SELLER and PURCHASER agree to promptly remit any sum determined from such post-Closing settlement to be owed to the other.

            (f) AUDIT. Within six (6) months of the Closing, either Party may at its own expense audit the other Party's books, accounts and records relating to production proceeds, other monetary payments, Expenses, other costs and expenses and taxes (other than income taxes) paid or received which may have been adjusted on account of this transaction. Such audit shall be conducted so as to cause a minimum of inconvenience to the audited Party.

            (g) NO APPLICATION TO INCOME TAXES. All references in sections 18 and 19 to taxes and tax refunds shall not apply to income taxes and income tax refunds.

      19. TAXES, COSTS AND FEES.

            (a) TAXES. PURCHASER shall be responsible for the economic burden and payment of all taxes relating to the PROPERTY from and after the Effective Date. SELLER shall be responsible for the economic burden and payment of all taxes relating to the PROPERTY prior to the Effective Date. PURCHASER shall pay to SELLER at Closing, in addition to and separate from the Purchase Price or

Exchange Value, an amount equal to all state and local taxes payable by SELLER on the transfer of ownership of any tangible personal property calculated at the then-current rates. PURCHASER SHALL INDEMNIFY SELLER AND HOLD SELLER HARMLESS FROM ANY LIABILITY, INCLUDING WITHOUT LIMITATION, PENALTIES, INTEREST AND ATTORNEY'S FEES, ARISING OUT OF PURCHASER'S FAILURE TO PAY TO SELLER AT CLOSING, IN ADDITION TO AND SEPARATE FROM THE PURCHASE PRICE THE AMOUNT EQUAL TO ALL STATE AND LOCAL TAXES PAYABLE BY SELLER ON THE TRANSFER OF OWNERSHIP OF ANY TANGIBLE PERSONAL PROPERTY. PURCHASER shall pay all costs associated with documentary transfer taxes, other transfer taxes and any recording costs assessed by any federal, state, county or other governmental offices or other transfer fees and SHALL INDEMNIFY AND HOLD SELLER HARMLESS FOR SUCH TRANSFER TAXES, COSTS AND FEES.

            (b) NO BROKERS. Each Party shall pay and indemnify and hold the other Party harmless from any commission or brokerage fee it has incurred in connection with this transaction.

      20. OPERATIONS BY PURCHASER.

            (a) COMPLIANCE WITH LAWS. PURCHASER shall comply with all applicable laws, ordinances, rules and regulations, orders, terms of permits and authorizations of any governmental body which may have jurisdiction with respect to the PROPERTY to be transferred hereunder (including, without limitation, the filing with such governmental bodies of any and all compliance reports, notices, or other compliance documents which are due after the Closing Date regardless of the period covered by such reports, notices or documents) and shall promptly obtain and maintain all permits and bonds required by public authorities in connection with the PROPERTY.

            (b) ASSUMPTION OF OBLIGATIONS. Upon Closing, PURCHASER shall assume, as of the Effective Date, and agree to perform, at PURCHASER's sole cost and expense, (i) all current and future obligations and implied covenants of SELLER and successor(s) relating to the PROPERTY (whether such obligations and covenants are to a lessor, a governmental body or any other person or entity), including, but not limited to, (1) any obligations arising with respect to the plugging and abandonment of all existing wells (whether or not such wells are active, inactive idle, or have been previously abandoned as of the Effective Date), (2) any obligations to file or submit compliance reports, notices and documents required by governmental bodies, (3) the removal of related oil and gas equipment including, without limitation, platforms, pipelines, sumps, concrete foundations, vessels, tanks (above and below ground), and similar items of oil and gas field equipment and facilities, whether the existence of same is known or unknown to the Parties at Closing, and (4) the complete and lawful restoration and reclamation of the lands used in connection with such wells and related equipment, platforms, pipelines, sumps, concrete foundations, vessels, tanks (above and below ground), and other similar items of oil and gas field equipment and facilities in compliance with all federal, state and local laws, rules and regulations, and
(ii) all obligations under licenses, permits, franchises, easements, and rights-of-ways associated with or included in the PROPERTY and (iii) any obligations with respect to the reabandonment of previously abandoned wells on lands included in the PROPERTY. This assumption of obligations and liabilities by PURCHASER shall include SELLER's obligations and liabilities with respect to net proceeds from production attributable to interests in the PROPERTY as currently held in suspense because of a lack of identity or address of owners, title questions, change of ownership or similar reasons (as identified on SCHEDULE "20(b)" attached hereto). The amount of suspended funds shall be credited to PURCHASER in the post-Closing settlement described in subsection 18(e). As set forth in subsection 21(a)(1), PURCHASER SHALL DEFEND, INDEMNIFY AND HOLD SELLER HARMLESS WITH RESPECT TO THE PERFORMANCE OR FAILURE TO PERFORM OF PURCHASER'S OBLIGATIONS UNDER THIS SECTION 20. UPON CLOSING,

PURCHASER EXPRESSLY ASSUMES SELLER'S STRICT AND STATUTORY LIABILITY WITH RESPECT TO THE PROPERTY, INCLUDING ALL LIABILITY UNDER ANY ENVIRONMENTAL LAW, EXCEPT AS EXPRESSLY PROVIDED OTHERWISE IN SUBSECTIONS 21(c) AND (d) HEREOF, AND PURCHASER SHALL DEFEND, INDEMNIFY AND HOLD SELLER HARMLESS WITH RESPECT TO THE PERFORMANCE OR FAILURE TO PERFORM OF PURCHASER'S OBLIGATIONS UNDER THIS SECTION 20, REGARDLESS OF THE NEGLIGENCE, FAULT OR STRICT (STATUTORY) LIABILITY OF SELLER AS SET FORTH IN SUBSECTIONS 21(a) AND 21(b).

      21. INDEMNIFICATION. Capitalized terms used in this section 21 which are not defined elsewhere in this AGREEMENT are defined in subsection 21(f) below.

            (a) GENERAL INDEMNITY BY PURCHASER. TO THE FULLEST EXTENT PERMITTED BY LAW, BUT NO FURTHER, PURCHASER SHALL INDEMNIFY AND HOLD HARMLESS SELLER, ITS AFFILIATES, SUCCESSORS AND ASSIGNS, AND THE RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS OF EACH (THE "SELLER INDEMNIFIED PARTIES"), FROM ANY AND ALL CLAIMS WHICH (A) DIRECTLY OR INDIRECTLY ARISE (AS DEFINED IN SUBSECTION 21(f)(2)) OR RESULT FROM OR ARE CAUSED BY THE USE, OPERATION, MAINTENANCE, OCCUPATION, OWNERSHIP OR ABANDONMENT OF THE PROPERTY ON OR AFTER THE EFFECTIVE DATE OR (B) ARE NOT SUBJECT TO SELLER'S OBLIGATIONS OF INDEMNITY UNDER SUBSECTION 21(c) OR (d), IRRESPECTIVE OF WHEN THE CLAIMS ARISE (BEFORE, ON, OR AFTER THE EFFECTIVE DATE), EVEN THOUGH SUCH CLAIMS MAY HAVE BEEN CONTRIBUTED TO OR CAUSED BY THE NEGLIGENCE OR FAULT OF SELLER OCCURRING PRIOR TO CLOSING (EXCEPT FOR (i) ENVIRONMENTAL CLAIMS OR ENVIRONMENTAL CLEANUP LIABILITY AS PROVIDED FOR IN SUBSECTION 21(b) BELOW). THE FOREGOING OBLIGATION SHALL APPLY REGARDLESS OF THE NEGLIGENCE, FAULT OR THE STRICT OR STATUTORY

LIABILITY OF SELLER UNDER ANY LAW (INCLUDING STATUTORY, REGULATORY AND CASE
LAW), REGARDLESS OF WHETHER SUCH LAW WAS IN EXISTENCE AS OF THE EFFECTIVE DATE. PURCHASER FURTHER COVENANTS AND AGREES TO DEFEND ANY SUIT(S) OR ADMINISTRATIVE PROCEEDING(S) BROUGHT AGAINST SELLER INDEMNIFIED PARTIES ON ACCOUNT OF ANY SUCH CLAIMS INDEMNIFIED HEREUNDER AND TO PAY OR DISCHARGE THE FULL AMOUNT OR OBLIGATION OF SUCH CLAIMS INCURRED BY, ACCRUING TO OR IMPOSED ON SELLER INDEMNIFIED PARTIES RESULTING FROM ANY SUCH SUIT(S) OR PROCEEDING(S) OR ANY AMOUNTS RESULTING FROM THE SETTLEMENT OR RESOLUTION OF SUCH SUIT(S) OR PROCEEDING(S). IN ADDITION, PURCHASER SHALL PAY TO SELLER INDEMNIFIED PARTIES AS APPLICABLE, ALL ATTORNEYS' FEES INCURRED BY SELLER INDEMNIFIED PARTIES AS APPLICABLE, IN ENFORCING PURCHASER'S INDEMNITY IN THIS SUBSECTION 21(A).

            (b) ENVIRONMENTAL INDEMNITY BY PURCHASER. TO THE FULLEST EXTENT PERMITTED BY LAW, BUT NO FURTHER, PURCHASER SHALL INDEMNIFY AND HOLD HARMLESS SELLER INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL ENVIRONMENTAL CLAIMS OR ENVIRONMENTAL CLEANUP LIABILITY WHICH (A) ARISE DIRECTLY OR INDIRECTLY FROM THE USE, OPERATION, MAINTENANCE, OCCUPATION, OWNERSHIP OR ABANDONMENT OF THE PROPERTY ON OR AFTER THE EFFECTIVE DATE OR (B) ARE NOT SUBJECT TO SELLER'S OBLIGATIONS OF INDEMNITY UNDER SUBSECTION 21(c) OR (d), IRRESPECTIVE OF WHEN THE ENVIRONMENTAL CLAIMS OR ENVIRONMENTAL CLEANUP LIABILITY ARISE (BEFORE, ON, OR AFTER THE EFFECTIVE DATE), EVEN THOUGH CAUSED, OR CONTRIBUTED TO, BY THE NEGLIGENCE OR FAULT OF SELLER.

 THE FOREGOING OBLIGATION SHALL APPLY REGARDLESS OF THE NEGLIGENCE, FAULT OR THE STRICT OR STATUTORY LIABILITY OF SELLER UNDER ANY LAW (INCLUDING STATUTORY, REGULATORY AND CASE LAW), REGARDLESS OF WHETHER SUCH LAW WAS IN EXISTENCE AS OF THE EFFECTIVE DATE. PURCHASER FURTHER COVENANTS AND AGREES TO DEFEND ANY SUIT(S) OR

ADMINISTRATIVE PROCEEDING(S) BROUGHT AGAINST SELLER INDEMNIFIED PARTIES ON ACCOUNT OF ANY SUCH ENVIRONMENTAL CLAIMS OR ENVIRONMENTAL CLEANUP LIABILITY AND TO PAY OR DISCHARGE THE FULL AMOUNT OR OBLIGATION OF SUCH ENVIRONMENTAL CLAIMS OR ENVIRONMENTAL CLEANUP LIABILITY INCURRED BY, ACCRUING TO OR IMPOSED ON SELLER INDEMNIFIED PARTIES, AS APPLICABLE, RESULTING FROM ANY SUCH SUIT(S) OR PROCEEDING(S) OR ANY AMOUNTS RESULTING FROM THE SETTLEMENT OR RESOLUTION OF SUCH SUIT(S) OR PROCEEDING(S). IN ADDITION, PURCHASER SHALL PAY TO SELLER INDEMNIFIED PARTIES, AS APPLICABLE, ALL ATTORNEYS' FEES INCURRED BY SELLER INDEMNIFIED PARTIES, AS APPLICABLE, IN ENFORCING PURCHASER'S INDEMNITY IN THIS SUBSECTION 21(b).

            (C) GENERAL INDEMNITY BY SELLER. TO THE FULLEST EXTENT PERMITTED BY LAW BUT NO FURTHER AND SUBJECT TO THE LIMITATIONS SET FORTH IN SUBSECTION 21(E) BELOW, SELLER SHALL INDEMNIFY AND HOLD HARMLESS PURCHASER, ITS AFFILIATES, SUCCESSORS AND ASSIGNS, AND THE RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS OF EACH (THE "PURCHASER INDEMNIFIED PARTIES"), FROM ANY AND ALL THIRD PARTY CLAIMS (EXCEPT FOR (i) ENVIRONMENTAL CLAIMS OR ENVIRONMENTAL CLEANUP LIABILITY AS PROVIDED FOR IN SUBSECTION 21(d) BELOW; AND (ii) ANY SUCH THIRD PARTY CLAIMS TO THE EXTENT CAUSED BY THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF PURCHASER) FOR WHICH A CLAIM NOTICE IS DELIVERED TO SELLER WITHIN ONE (1) YEAR AFTER THE CLOSING DATE HEREUNDER AND (i) WHICH ARISE, RESULT FROM OR ARE CAUSED BY THE USE, OPERATION, MAINTENANCE, OCCUPATION AND OWNERSHIP OF THE PROPERTY BY SELLER ACCRUED AND ATTRIBUTABLE UP TO, BUT NOT ON OR AFTER THE EFFECTIVE DATE, (ii) ARE BASED ON LAW (INCLUDING STATUTORY, REGULATORY AND CASE
LAW) EXISTING AT THE EFFECTIVE DATE AND (iii) WHICH EXCEEDS $1,000,000.00. SELLER FURTHER COVENANTS AND AGREES TO DEFEND ANY SUIT(S) OR ADMINISTRATIVE PROCEEDING(S) BROUGHT AGAINST PURCHASER INDEMNIFIED PARTIES ON ACCOUNT OF ANY SUCH THIRD PARTY CLAIMS INDEMNIFIED HEREUNDER AND TO PAY OR DISCHARGE THE FULL AMOUNT OR OBLIGATION OF ANY SUCH THIRD

PARTY CLAIMS INCURRED BY, ACCRUING TO OR IMPOSED ON PURCHASER INDEMNIFIED PARTIES RESULTING FROM ANY SUCH SUIT(S) OR PROCEEDING(S) OR ANY AMOUNTS RESULTING FROM THE SETTLEMENT OR RESOLUTION OF SUCH SUIT(S) OR PROCEEDING(S). IN ADDITION, SELLER SHALL PAY TO PURCHASER INDEMNIFIED PARTIES ALL ATTORNEYS' FEES INCURRED BY PURCHASER INDEMNIFIED PARTIES IN ENFORCING SELLER'S INDEMNITY IN THIS SUBSECTION 21(c).

            (d) ENVIRONMENTAL INDEMNITY BY SELLER. TO THE FULLEST EXTENT PERMITTED BY LAW BUT NO FURTHER AND SUBJECT TO THE LIMITATIONS SET FORTH IN SUBSECTION 21(e) BELOW, SELLER SHALL INDEMNIFY AND DEFEND PURCHASER INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL ENVIRONMENTAL CLAIMS AND ENVIRONMENTAL CLEANUP LIABILITY FOR WHICH A CLAIM NOTICE IS DELIVERED TO SELLER WITHIN ONE (1) YEAR AFTER THE CLOSING DATE AND (i) WHICH ARISES OUT OF THE USE, OPERATION, MAINTENANCE, OCCUPATION OR OWNERSHIP OF THE PROPERTY BY SELLER ACCRUED AND ATTRIBUTABLE UP TO, BUT NOT ON OR AFTER THE EFFECTIVE DATE, AND (ii) WHICH ARE BASED ON ENVIRONMENTAL LAW (INCLUDING STATUTORY, REGULATORY AND CASE LAW) IN EFFECT AT THE EFFECTIVE DATE HEREUNDER AND (iii) WHICH EXCEEDS ONE MILLION DOLLARS ($1,000,000.00). SELLER FURTHER COVENANTS AND AGREES TO DEFEND ANY SUIT(S) OR ADMINISTRATIVE PROCEEDING(S) BROUGHT AGAINST PURCHASER INDEMNIFIED PARTIES ON ACCOUNT OF ANY SUCH ENVIRONMENTAL CLAIMS OR ENVIRONMENTAL CLEANUP LIABILITY AND TO PAY OR DISCHARGE THE FULL AMOUNT OR OBLIGATION OF ANY SUCH ENVIRONMENTAL CLAIM OR ENVIRONMENTAL CLEANUP LIABILITY INCURRED BY, ACCRUING TO OR IMPOSED UPON PURCHASER INDEMNIFIED PARTIES RESULTING FROM ANY SUCH SUIT(S) OR PROCEEDING(S) OR ANY AMOUNTS RESULTING FROM THE SETTLEMENT OR RESOLUTION OF SUCH SUIT(S) OR PROCEEDING(S). IN ADDITION, SELLER SHALL PAY TO PURCHASER INDEMNIFIED PARTIES ALL ATTORNEYS' FEES INCURRED BY PURCHASER INDEMNIFIED PARTIES IN ENFORCING SELLER'S INDEMNITY IN THIS SUBSECTION 21(d).

            (e) LIMITATIONS. The indemnification obligations of SELLER contained in subsections 21(c) and (d) shall be subject to the following limitations and conditions:

                  (1) Such indemnification obligations shall not limit the disclaimers of warranties and acknowledgments of PURCHASER with respect to the PROPERTY as specified in section 10 above, and the indemnities contained herein shall have no application to matters of description, title (including, without limitation, the existence of non-existence of easements, licenses, rights-of-way, permits, franchises, liens, leases, unit agreements or other encumbrances or other agreements or the failure to procure governmental or necessary Third Party consents or approvals of assignment of the PROPERTY), quality, value, fitness for purpose or merchantability of the PROPERTY;

                  (2) Such indemnification obligations shall not limit PURCHASER's obligations (including indemnification obligations) under section 20 hereof with respect to removal and abandonment of facilities and wells located on the PROPERTY including, without limitation, the plugging and abandoning of wells, removal of concrete foundations, sumps, pipelines, vessels, tanks and similar items of oil field equipment and facilities, and restoration of the PROPERTY and the indemnities by SELLER contained herein shall have no application to any costs, losses or liabilities incurred by PURCHASER in connection with fulfilling such removal, abandonment and restoration obligations;

                  (3) Such indemnification obligations shall not limit any indemnification and reimbursement obligations of PURCHASER specified in the Confidentiality Agreement dated August 21, 1997 or the Agreement for Indemnification and Responsibility for Damages dated January 19, 1998;

                  (4) SELLER's combined financial obligations under subsections 21(c) and (d) shall not exceed, in the aggregate, 25% of Purchase Price;

                  (5) No Claim Notice may be delivered to SELLER by PURCHASER, and SELLER shall have no financial obligations under said subsections 21(c) and
(d) unless and until

PURCHASER has first paid fifty thousand dollars ($50,000.00) with respect to each individual Third Party Claim, Environmental Claim or Environmental Cleanup Liability for which PURCHASER seeks to deliver a Claim Notice; and

                  (6) Such indemnification obligations shall be limited to the extent any costs, losses or liabilities incurred by PURCHASER result from PURCHASER's acquisition of the PROPERTY from SELLER; accordingly, SELLER shall not indemnify PURCHASER for any costs, losses or liabilities incurred by PURCHASER on account of PURCHASER's ownership of an interest in the PROPERTY which PURCHASER acquired from a Third Party.

            (f) DEFINITIONS. For purposes of this Agreement:

                  (1) "Affiliate(s)" shall mean a Party's "Parent Company" and "Affiliated Companies". "Parent Company", "Affiliated Companies" and "Controlling Interest" shall have the following meanings:

                           (i) A Party's "Parent Company" shall mean an entity
having a direct or indirect "Controlling Interest" in such Party;

                           (ii) A Party's "Affiliated Companies" shall mean any
and all entities in which the Party or the Parent Company of such Party has a direct or indirect "Controlling Interest;" and

                           (iii) "Controlling Interest" shall mean a legal or
beneficial ownership of fifty percent (50%) or more of the voting stock or other voting rights in an entity.

                  (2) "Arises." An Environmental Claim or Environmental Cleanup Liability shall be deemed to arise upon (i) each discrete, operationally-related Release of Chemical Substance, as measured on a daily basis, or (ii) each discrete, operationally-related occurrence of pollution, contamination or migration, as measured on a daily basis.

                  (3) "Chemical Substances" shall mean any chemical substance, including, but not limited to, any sort of pollutants, contaminants, chemicals, raw materials, intermediates, products, industrial, solid, toxic or hazardous substances, materials, wastes, or petroleum products, including crude oil or any component thereof, salt water, brine, asbestos, or NORM.

                  (4) "Claims" shall mean any and all claims, demands, loss, liability, liens, demands, judgments, settlements, suits, causes of action, fines, penalties, compliances, costs, and any costs, expenses and fees associated with the investigation, defense and resolution of the foregoing, including without limitation, reasonable attorney's fees. Claims may be based on any theory of tort, contract, strict liability, statutory liability (including, without limitation, fines, penalties, obligations or requirements) or any other basis for liability and shall include, without limitation, any Claims arising, occurring or resulting from, related to or based on the injury, disease, or death of any persons (including, without limitation, the indemnifying Party's employees, agents and representatives) or damage to, loss or destruction of any property, real or personal (including, without limitation, the indemnifying Party's property).

                  (5) "Claim Notice" shall mean a notice delivered to SELLER, in writing, that the PURCHASER has received a claim or demand from a Third Party or been served with process by or on behalf of a Third Party asserting Claims, Environmental Claims or Environmental Cleanup Liability indemnified hereunder.

                  (6) "Environmental Claim" shall mean any claim, demand, action, suit or proceeding for the personal injury, disease or death of any person (including, without limitation, the indemnifying Party's employees, agents and representatives), property damage, damage to the environment, or damage to natural resources made, asserted or prosecuted by or on behalf of any Third Party (whether based on negligent acts or omissions, statutory liability, or strict liability without fault or otherwise) arising or alleged to arise under any Environmental Law. Environmental Claim includes any damages, settlement amounts, fines and penalties assessed or costs of complying with any orders or decrees of courts, administrative tribunals or other governmental entities (other than such compliance costs related to Environmental Cleanup Liability) associated with resolving such claims, demands, actions, suits or proceedings and any costs, expenses and fees, including, without limitation, reasonable attorneys' fees incurred in the investigation, defense and resolution of such claims, demands, actions, suits and proceedings.

                  (7) "Environmental Cleanup Liability" shall mean any cost or expense of any nature whatsoever incurred (in order to comply with the provisions of any Environmental Law or the provisions of any order or decree of any court or administrative or regulatory tribunal or agency enforcing any Environmental Law) to contain, remove, remedy, respond to, clean up, or abate any Release of Chemical Substances or other contamination or pollution of the air, surface water, groundwater, land surface or subsurface strata related to the operation, use, maintenance and ownership of the PROPERTY, whether such Release, contamination or pollution is located on, within, under or above real property included in the PROPERTY ("on site") or is located off site, including, but not limited to, any Release of Chemical Substances or other contamination or pollution arising out of or resulting from the manufacture, generation, formulation, processing, labeling, distribution, introduction into commerce, or on site or off site use, treatment, handling, storage, disposal, or transportation of any Chemical Substances. Environmental Cleanup Liability includes, without limitation, any judgments, damages, settlements, costs or expenses (including, without limitation, attorneys', consultants' and experts' fees and expenses) incurred with respect to (i) any investigation, study, assessment, legal representation, cost recovery by a governmental agency or Third Party, or monitoring or testing in connection therewith, (ii) the PROPERTY as a result of actions or measures necessary to implement or effectuate any such containment, removal, remediation, response, cleanup or abatement, and (iii) the resolution of such liabilities.

                  (8) "Environmental Law" means any statutes, rules, regulations, controlling judicial decisions or legal requirements relating to or regulating the pollution, protection or cleanup of the environment or damage to or remediation of damage to real property and natural resources (including, but not limited to, ambient air, surface water, groundwater, and land surface or subsurface strata) including, without limitation, legal requirements contained in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601 et seq., as amended (CERCLA); the Resources Conservation and Recovery Act of 1976, 42 U.S.C. ss. 6901, et seq., as amended
(RCRA); the Superfund Amendments and Reauthorization Act of 1986, Pub. L. 99-499, as amended (SARA); the Clean Air Act, 42 U.S.C. ss. 7401, et seq., as amended; Federal Water Pollution Control Act, 33 U.S.C. ss. 2601 et seq., as amended; National Environmental Policy Act, 42 U.S.C. ss. 4321, et seq., as amended (NEPA); and the Safe Drinking Water Act, 42 U.S.C., ss. 300 j-l, et seq., as amended; and/or any other federal, state or local laws, statutes, ordinances, rules, regulations or orders (including decisions of any court or administrative body) relating to the pollution, protection or cleanup of the environment as specified above. Environmental Law shall also mean the Toxic Substance Control Act, 25 U.S.C. ss. 1502, et seq., as amended (TOSCA) and/or any other federal, state (including, without limitation, laws with respect to trespass, nuisance and other torts or similar legal theories which may be applied to establish liability or responsibility for Environmental Cleanup or Environmental Claims) or local laws, statutes, ordinances, rules, regulations or orders (including decisions of any court or administrative body) relating to (i) release, containment, removal, remediation, response, cleanup or abatement of any sort of Chemical Substance, (ii) the manufacture, generation, formulation, processing, labeling, distribution, introduction into commerce, use, treatment, handling, storage, disposal or transportation of any Chemical Substance,

(iii) exposure of persons, including employees of SELLER or PURCHASER, to any Chemical Substance and other occupational safety or health matters, or (iv) the physical structure or condition of a building, facility, fixture or other structure, including, without limitation, those relating to the management, use, storage, disposal, cleanup or removal of asbestos, asbestos-containing materials, polychlorinated biphenyls or any other Chemical Substance.

                  (9) "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, escaping, leaching, dumping or disposing of any Chemical Substance into the environment (including, but not limited to, the ambient air, surface water, groundwater and land surface or subsurface strata) of any kind whatsoever (including also the abandonment or discarding of barrels, containers, tanks or other receptacles containing or previously containing any Chemical Substance).

                  (10) "Third Party" shall mean any person (other than a Party or its Affiliates) including, without limitation, any such natural person, business entity (corporation, partnership, trust, sole proprietorship or other business entity), any federal, state or local governmental entity, agency or administrative body, employee of PURCHASER or of SELLER, former employee of PURCHASER or of SELLER, or their respective legal representatives, heirs, beneficiaries or estates.

            (g) INDEMNIFIED PARTY'S PARTICIPATION. Any indemnified Party shall have the right at all times, if it so elects and without relieving the indemnifying Party of its obligations to defend hereunder, to participate in the preparation for and conducting of any hearing or trial related to these indemnification provisions, as well as the right to appear on its own behalf at any such hearing or trial. Any such participation or appearance by an indemnified Party shall be at its sole cost and expense.

                  An indemnified Party shall not execute a consent order nor accept any settlement regarding an indemnified matter without the indemnifying Party's prior written approval, which approval shall not be unreasonably withheld. The indemnified Party shall cooperate fully with the indemnifying

Party in the defense of any matter hereunder by the indemnifying Party and shall take those actions reasonably, within its power to take which are reasonably necessary to preserve any legal defenses to indemnified matters hereunder until the indemnifying Party has assumed the defense of the matter.

      22.   EXISTING CONTRACTS/IMBALANCES.

            (a) ASSUMPTION OF CONTRACTS.The sale or exchange contemplated hereunder shall be made subject to any and all existing operating agreements, unit agreements, and unit orders, transportation agreements, and gas balancing agreements, as well as any and all other agreements, permits, franchises, leases, licenses, easements and rights-of-way including, without limitation, overage/shortage agreements and exchange agreements to which the PROPERTY is subject. To the extent such agreements may be assigned and delegated, as of Closing, SELLER shall be deemed to have assigned and delegated such agreements to PURCHASER and PURCHASER shall assume and be responsible for all obligations of SELLER accruing under such agreements. PURCHASER agrees to seek any necessary consents or approvals for the assignment and transfer of such agreements from SELLER to PURCHASER. If such agreements may not be assigned or delegated, SELLER may, at its sole discretion, perform such agreements on behalf of PURCHASER and PURCHASER shall promptly, upon notice, reimburse SELLER for its respective costs, expenses and obligations incurred in performing such agreements.

            (b) GAS IMBALANCES. PURCHASER shall accept all gas and oil imbalances that exist on the PROPERTY as of the Effective Date (as identified on SCHEDULE "22(b)" attached hereto) and shall assume all responsibility to settle with other interest owners for any over or short gas or oil imbalances that exist on the PROPERTY. If the gas or oil imbalance on a particular PROPERTY interest is a net liability, PURCHASER shall indemnify SELLER for that net liability.

      23. NOTICES. All notices and communications required or permitted under this AGREEMENT shall be in writing, delivered to or sent by U. S. Mail or nationally recognized commercial courier service, postage or delivery charges prepaid, or by telecopy, addressed as follows (or such other address as may be specified by ten (10) days prior written notice to the other Party):

                                     SELLER

                             Shell Western E&P Inc.

                               ATTN Y. N. Youssef

                             200 North Dairy Ashford

                                Houston, TX 77079

                              Phone: (281) 544-3077

                               Fax: (281) 544-4393

                  THE MERIDIAN RESOURCE EXPLORATION COMPANY


                            15995 N. Barkers Landing,

                                    Suite 300

                                Houston, TX 77079

                        Attn: Joseph A. Reeves, Jr., CEO

                              Phone: (281) 558-8080

                               Fax: (281) 558-5595

                             cc: Gary A. Messersmith

                              Fouts & Moore, L.L.P.

                         1300 Post Oak Blvd., 20th Floor

                             Houston, TX 77056-3013

                              Phone: (713) 986-7216

                               Fax: (713) 986-7299

Notice shall be deemed to have been duly given when delivered to or sent to the other Party in the manner prescribed herein and actually received by the Party to whom the notice is given.

      24. PARTIES IN INTEREST. Subject to subsection 27(d) below, this AGREEMENT shall inure to the benefit of and be binding upon SELLER and PURCHASER and their respective successors and assigns. However, no assignment by any Party shall relieve any Party of any duties or obligations under this AGREEMENT.

      25. COMPLETE AGREEMENT. When executed by the authorized representatives of SELLER and PURCHASER, this AGREEMENT, together with the executed copies of the exhibits hereto and documents referred to herein, shall supersede all prior written or oral and all contemporaneous oral agreements and understandings between the Parties, including without limitation, all and any bid solicitation, bid offer and bid acceptance letters, and shall constitute the complete agreement between the Parties regarding the purchase and sale, or exchange, of the PROPERTY.

      26. APPLICABLE LAW. THIS AGREEMENT, OTHER DOCUMENTS EXECUTED AND DELIVERED PURSUANT HERETO, AND THE LEGAL RELATIONS BETWEEN THE PARTIES WITH RESPECT TO THIS AGREEMENT, SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO RULES CONCERNING CONFLICTS OF LAWS; PROVIDED, THAT THE VALIDITY OF THE VARIOUS CONVEYANCES TRANSFERRING TITLE TO REAL PROPERTY AND REAL PROPERTY INTERESTS UNDER THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE JURISDICTION IN WHICH SUCH REAL PROPERTY OR REAL PROPERTY INTERESTS ARE LOCATED.

      27. MISCELLANEOUS PROVISIONS.

            (a) CAPTIONS. Captions have been inserted for reference purposes only and shall not define or limit the terms of this AGREEMENT.

            (b) PARTIAL INVALIDITY. If any provision of this AGREEMENT is held invalid, such invalidity shall not affect the remaining provisions.

            (c) MODIFICATION. This AGREEMENT cannot be modified or amended except by a written instrument duly executed by SELLER and PURCHASER.

            (d) ASSIGNMENT. Neither SELLER nor PURCHASER, without the prior written consent of the other Party, shall assign any right or obligation under this AGREEMENT prior to Closing, or attempt to delegate any duty to be performed under this AGREEMENT, except that SELLER may make such an assignment and/or delegation to an Affiliate or to a Qualified Intermediary without the consent of PURCHASER. Consent to assign shall not be unreasonably withheld by either Party. Any attempted assignment or delegation without such consent shall be void and of no effect.

            (e) COUNTERPARTS. This AGREEMENT may be executed in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument.

            (f) EXPENSES. Except as otherwise expressly provided herein, all expenses incurred by each Party in connection with the transaction contemplated herein, including, without limitation, attorney's fees, are for the account of the Party incurring the same and the Party incurring such expenses shall defend, indemnify and hold harmless the other Party from and against such expenses.

            (g) SIGNS. SELLER shall have the right, but not the obligation, to remove all of SELLER's signs, placards, notices, or other posted documents or information and any other like property which refers to SELLER's ownership of the PROPERTY or responsibility for the operations conducted thereon.

            (h) PRESS RELEASES. No information in connection with this sale or exchange shall be released to the public, including, without limitation, through press releases, without the express written permission of SELLER, unless required by applicable federal, state or local laws.

            (i) RECORDING. SELLER shall record this AGREEMENT with the Assignment and Conveyance and Personal Property Agreement and Bill of Sale in the appropriate governmental offices and land records in the Parishes and State of Louisiana at PURCHASER's expense.

            (j) SURVIVAL. All representations, indemnifications, covenants, obligations and promises of the Parties set forth in this AGREEMENT shall survive Closing. All documents conveying, transferring or assigning the PROPERTY shall incorporate by reference the terms and conditions of this AGREEMENT.

            (k) EXHIBITS AND SCHEDULES. The Exhibits and Schedules listed below are attached to this AGREEMENT:

    EXHIBIT "A"       Property and Property Interests Subject To This AGREEMENT
    EXHIBIT "B"       Assignment and Conveyance
    EXHIBIT "C"       Personal Property Agreement and Bill of Sale
    EXHIBIT "D"       SELLER Non-foreign Affidavit
                      SCHEDULE "1(k)"   Specifically Listed Exclusions
    SCHEDULE "20(b)"  Suspense Items
    SCHEDULE "22(b)"  Oil and Gas Imbalances

            (l) TIME OF ESSENCE. Time is of the essence in the performance of this AGREEMENT.

            (m) NO PARTNERSHIP. Nothing contained in this AGREEMENT shall be deemed to create a joint venture, partnership, tax partnership or agency relationship between the Parties.

            (n) FILE TRANSFERS. Within a reasonable time after Closing, SELLER will transfer to PURCHASER, subject to SELLER's continuing right of access as hereinafter set forth, the following original SELLER files, records, documents and data relating to the PROPERTY: oil, gas and mineral lease, fee, easement and right of way, surface lease, operating agreement, farmout, unitization and pooling and land abstract files and records as well as original well record files on all active wells (i.e., all existing wells situated on the PROPERTY which have not been plugged and abandoned as of the Closing Date) but save, less and except therefrom all Proprietary Data which for the purposes of this AGREEMENT, shall include (i) all data that is confidential or legally privileged, (ii) any interpretive geological and geophysical information which would reveal the methods used by SELLER in interpreting geological and geophysical information, economic analysis, and any information or other similar proprietary data which would reveal SELLER's economic guidelines or other methods or systems by which SELLER conducts its economic analysis, and (iii) any similar data or information.

                  SELLER retains the right of complete access to the above files and records, which right of access may be exercised by SELLER at reasonable times, upon giving PURCHASER reasonable notice and which shall include, at SELLER's sole cost and expense, the right to copy or duplicate any and all contents therein. Should SELLER be required by a governmental rule or order to produce the original of any document described in this subsection, PURCHASER will, to the best of its ability, make such document available to enable SELLER to comply with said rule or order upon receiving proper assurance that such document will be promptly returned to PURCHASER.

                  After Closing, SELLER shall grant PURCHASER the right of access to the following SELLER files, records, documents and data relating to the PROPERTY: division order, transfer order, letters-in-lieu, regulatory, accounting, environmental, pipeline, maintenance, transportation, [processing,] production and engineering files and records not conveyed and transferred to PURCHASER; however, this right of access shall not extend to or cover Proprietary Data as defined above in this subsection 27(n). PURCHASER's right of access may be exercised at reasonable times, upon giving SELLER reasonable notice and shall include, at PURCHASER's sole cost and expense, the right to copy any and all contents therein not otherwise excluded subject to the following: (1) only division of interest sheets, division orders, transfer orders, letters-in-lieu, title opinions and title curative material may be copied from division order files and (2) only gas contracts and amendments or agreements relating thereto and pertinent outside correspondence may be copied from gas files. Should PURCHASER be required by a governmental rule or order to produce the original of any document to which the right of access has been granted by this subsection, SELLER will, to the best of its ability, make such document available to enable PURCHASER to comply with said rule or order upon receiving proper assurance that such document will be promptly returned to SELLER.

            (O) ARBITRATION. ANY CONTROVERSY OR CLAIM, WHETHER BASED ON CONTRACT, TORT, STATUTE OR OTHER LEGAL OR EQUITABLE THEORY (INCLUDING BUT NOT LIMITED TO ANY CLAIM OF FRAUD, MISREPRESENTATION OR FRAUDULENT INDUCEMENT OR ANY QUESTION OF VALIDITY OR EFFECT OF THIS AGREEMENT INCLUDING THIS CLAUSE) ARISING OUT OF OR RELATED TO THIS AGREEMENT (INCLUDING ANY AMENDMENTS OR EXTENSIONS AND ANY AGREEMENTS ATTACHED AS EXHIBITS HERETO), OR THE BREACH OR TERMINATION THEREOF SHALL BE SETTLED BY ARBITRATION IN ACCORDANCE WITH THE THEN CURRENT CPR INSTITUTE FOR DISPUTE RESOLUTION RULES FOR NON-ADMINISTERED ARBITRATION OF BUSINESS DISPUTES, AND THIS PROVISION. THE ARBITRATION SHALL BE GOVERNED BY THE UNITED STATES ARBITRATION ACT, 9 U.S.C. SS.SS. 1-16 TO THE EXCLUSION OF ANY PROVISION OF STATE LAW INCONSISTENT THEREWITH OR WHICH WOULD PRODUCE A DIFFERENT RESULT, AND JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATORS MAY BE ENTERED BY ANY COURT HAVING JURISDICTION.

                  THE ARBITRATION SHALL BE HELD IN HOUSTON, TEXAS, OR AT SOME OTHER LOCATION AS MUTUALLY AGREED UPON BY THE PARTIES.

                  THERE SHALL BE THREE ARBITRATORS. SELLER AND PURCHASER SHALL EACH SELECT AN ARBITRATOR, AND THOSE ARBITRATORS SHALL SELECT THE THIRD ARBITRATOR. TO THE EXTENT THE PARTIES' DISPUTE(S) CONCERN MATTERS OF (I) OIL AND GAS LAW, GEOLOGY AND/OR PETROLEUM ENGINEERING AND/OR (II) ENVIRONMENTAL LAW AND/OR ENVIRONMENTAL SCIENCE, THEN EACH ARBITRATOR MUST BE TRAINED AND KNOWLEDGEABLE IN SUCH MATTERS.

                  THE ARBITRATORS SHALL DETERMINE THE CLAIMS OF THE PARTIES AND RENDER A FINAL AWARD. THE ARBITRATORS SHALL SET FORTH THE REASONS FOR THE AWARD IN WRITING.

                  ALL STATUTES OF LIMITATIONS AND DEFENSES BASED UPON PASSAGE OF TIME APPLICABLE TO ANY CLAIM OF A DEFENDING PARTY (INCLUDING ANY COUNTERCLAIM OR SET-OFF) SHALL BE TOLLED WHILE THE ARBITRATION IS PENDING.

                  THE OBLIGATION TO ARBITRATE ANY CLAIM SHALL EXTEND TO THE SUCCESSORS, ASSIGNS AND THIRD PARTY BENEFICIARIES OF THE PARTIES.

                  THE ARBITRATORS SHALL ORDER THE PARTIES TO PROMPTLY EXCHANGE COPIES OF ALL DOCUMENTS REGARDING THE MATERIALS IN DISPUTE, POTENTIAL FACTS, WITNESS LISTS AND EXPERT WITNESS LISTS, AND, IF REQUESTED BY A PARTY, TO PRODUCE OTHER RELEVANT DOCUMENTS, TO ANSWER UP TO TEN (10) INTERROGATORIES (INCLUDING SUBPARTS), TO RESPOND TO UP TO TEN (10) REQUESTS FOR ADMISSIONS (WHICH SHALL BE DEEMED ADMITTED IF NOT DENIED) AND TO PRODUCE FOR DEPOSITION AND, IF REQUESTED, AT THE HEARING ANY OR ALL LISTED WITNESSES, BOTH FACT AND EXPERT, WITHIN SUCH PARTY'S CONTROL. ANY ADDITIONAL DISCOVERY SHALL ONLY OCCUR BY AGREEMENT OF THE PARTIES OR AS ORDERED BY THE ARBITRATORS UPON A FINDING OF GOOD CAUSE.

                  EACH PARTY SHALL BEAR ITS OWN COSTS, EXPENSES AND ATTORNEY'S FEES; PROVIDED THAT IF COURT PROCEEDINGS TO STAY LITIGATION OR COMPEL ARBITRATION ARE NECESSARY, THE PARTY WHO UNSUCCESSFULLY OPPOSES SUCH PROCEEDINGS SHALL PAY ALL REASONABLE ASSOCIATED COSTS, EXPENSES, AND ATTORNEY'S FEES IN CONNECTION WITH SUCH COURT PROCEEDING.

                  IN ORDER TO PREVENT IRREPARABLE HARM, THE ARBITRATORS SHALL HAVE THE POWER TO GRANT TEMPORARY OR PERMANENT INJUNCTIVE OR OTHER EQUITABLE RELIEF. PRIOR TO THE APPOINTMENT OF AN ARBITRATOR A PARTY MAY, NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, SEEK TEMPORARY INJUNCTIVE RELIEF FROM ANY COURT OF COMPETENT JURISDICTION;

PROVIDED THAT THE PARTY SEEKING SUCH RELIEF SHALL (IF ARBITRATION HAS NOT ALREADY BEEN COMMENCED) SIMULTANEOUSLY COMMENCE ARBITRATION. SUCH COURT ORDERED RELIEF SHALL NOT CONTINUE MORE THAN TEN (10) DAYS AFTER THE APPOINTMENT OF THE ARBITRATORS (OR IN ANY EVENT FOR LONGER THAN SIXTY (60) DAYS). EXCEPT AS REQUIRED BY LAW (AND THEN ONLY AFTER PRIOR NOTICE TO THE OTHER PARTY), NO PARTY SHALL DISCLOSE THE FACTS OF THE UNDERLYING DISPUTE OR THE CONTENTS OR RESULT OF THE ARBITRATION WITHOUT THE PRIOR CONSENT OF ALL PARTIES.

                  IF ANY PART OF THIS ARBITRATION PROVISION IS HELD TO BE UNENFORCEABLE, IT SHALL BE SEVERED AND SHALL NOT AFFECT EITHER THE DUTY TO ARBITRATE OR ANY OTHER PART OF THIS PROVISION.

            (P) DTPA WAIVER. PURCHASER HEREBY WAIVES, TO THE EXTENT (IF ANY) APPLICABLE, THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT (OTHER THAN THE PROVISIONS OF SECTION 17.555 THEREOF, WHICH ARE NOT WAIVED). PURCHASER ACKNOWLEDGES THAT THE PROVISIONS OF THIS SECTION ARE ESSENTIAL ELEMENTS OF THE BARGAIN WITH SELLER AND THAT, BUT FOR THEM, SELLER WOULD NOT HAVE ENTERED INTO THIS AGREEMENT.

            PURCHASER HEREBY REPRESENTS AND WARRANTS TO SELLER THAT (I) PURCHASER HAS HERETOFORE GIVEN TO SELLER, PURCHASER'S MOST RECENT FINANCIAL STATEMENTS, WHICH WERE PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, (II) ACCORDING TO PURCHASER'S MOST RECENT FINANCIAL STATEMENTS, PURCHASER HAS ASSETS OF FIVE MILLION ($5,000,000) OR MORE, (III) PURCHASER HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF THIS TRANSACTION, AND (IV) PURCHASER IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION.

            PURCHASER SHALL INDEMNIFY, DEFEND, AND HOLD HARMLESS

SELLER, THEIR OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS FROM ALL CLAIMS, COSTS, LIABILITIES, LOSSES AND EXPENSES ARISING OUT OF OR RELATING TO THE BREACH BY PURCHASER OF THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS SUBSECTION 27(P).

            (Q) NO PUNITIVE DAMAGES. NOTWITHSTANDING ANYTHING TO THE CONTRARY, NO PARTY SHALL BE ENTITLED TO RECOVER FROM ANY OTHER AGREEMENT OR IN CONNECTION WITH OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT IN ANY AMOUNT IN EXCESS OF THE ACTUAL COMPENSATORY DAMAGES, ARBITRATION COSTS AND REASONABLE ATTORNEY FEES AND EXPENSES TO ENFORCE THIS AGREEMENT, SUFFERED BY SUCH PARTY. ALL PARTIES WAIVE ANY RIGHT TO RECOVER PUNITIVE, SPECIAL, EXEMPLARY AND CONSEQUENTIAL DAMAGES

ARISING UNDER THIS AGREEMENT OR IN CONNECTION WITH OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT. HOWEVER, THE FOREGOING SHALL NOT LIMIT ANY INDEMNIFICATION OBLIGATIONS HEREUNDER OR PRECLUDE ONE PARTY FROM BEING INDEMNIFIED BY ANOTHER PARTY AGAINST SUCH OBLIGATIONS.

      EXECUTED by the Parties hereto as indicated below by the signatures of their respective representatives; however, for identification purposes, this AGREEMENT shall be deemed dated as of the date the last Party hereto signs this AGREEMENT.

WITNESSES:                          SHELL WESTERN E&P INC.

                                    By: /s/ YOUSSEFF YOUSSEFF
                                                Attorney-in-Fact

                                    Date:

WITNESSES:                          THE MERIDIAN RESOURCE
                                          EXPLORATION COMPANY

                                    By: /s/ JOSEPH A.  REEVES, JR.
                                            Joseph A. Reeves, Jr., Chairman
                                      Date: